Exhibit 10.1

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED

CREDIT AGREEMENT

This SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of July 8, 2011, by and among ANTERO RESOURCES CORPORATION, a Delaware corporation (“Antero”), ANTERO RESOURCES PICEANCE CORPORATION, a Delaware corporation (“Antero Piceance”), ANTERO RESOURCES PIPELINE CORPORATION, a Delaware corporation (“Antero Pipeline”), and ANTERO RESOURCES APPALACHIAN CORPORATION, a Delaware corporation (“Antero Appalachian” and, together with Antero, Antero Piceance and Antero Pipeline, each, a “Borrower” and collectively, the “Borrowers”), CERTAIN SUBSIDIARIES OF BORROWERS, as Guarantors, the LENDERS party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”).  Unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, the Borrowers, the Guarantors, the Administrative Agent and the Lenders have entered into that certain Fourth Amended and Restated Credit Agreement, dated as of November 4, 2010 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Administrative Agent, the Lenders, the Borrowers and the Guarantors have agreed to amend the Credit Agreement as provided herein subject to the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrowers, the Guarantors, the Administrative Agent and the Lenders hereby agree as follows:

SECTION 1.                            Amendments to Credit Agreement.  Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2 of this Amendment, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.

1.1               Amended Definition.  The following definition in Section 1.01 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

“EBITDAX” means, with respect to any Person for any period, Consolidated Net Income for such period; plus without duplication and to the extent deducted in the calculation of Consolidated Net Income for such period, the sum of (a) any provision for (or less any benefit for) income or franchise Taxes; (b) Consolidated Interest Expense; (c) amortization, depletion, depreciation and exploration expense; and (d) any non-cash losses, expenses, impairments or charges (including losses arising from ceiling test writedowns, non-cash losses or charges resulting from the requirements of SFAS 123, 123R, 133 or 143, but excluding accruals of or reserves for cash charges for any future period); provided that cash payments made during such period or in any future period in respect of non-cash charges, expenses or losses, other than any such excluded charge, expense or loss described in the parenthetical to this clause (d) shall be subtracted from Consolidated Net Income in calculating EBITDAX for the period in which such payments are made; minus, to the extent included in the calculation of Consolidated Net Income, the sum of (i) interest income, (ii) any extraordinary income or gains; and (iii) any other non-cash income or gain, including non-cash income or gains resulting from the requirements of SFAS 123, 123R, 133 or 143, but excluding any items that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period that are described in clause (d) above; provided that, with respect to the determination of Holdings’ compliance with the Interest Coverage Ratio set forth in Section 7.12 for any period, EBITDAX for such period shall be adjusted to give effect, on a pro forma basis and consistent with GAAP, to any Acquisitions or Dispositions made during such period as if such Acquisition or Disposition, as the case may be, was made at the beginning of such period.

1.2               Additional Definitions.  The following definitions shall be and they hereby are added to Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Consolidated Interest Expense” means for any period, without duplication, the aggregate of all interest expense of Holdings and its Consolidated Subsidiaries that are Credit Parties as determined in accordance with GAAP, including (a) all interest, fees and costs payable with respect to the Indebtedness of such Persons to the extent treated as interest in accordance with GAAP (other than fees and costs which may be capitalized as transaction costs in accordance with GAAP) and (b) the interest component of Capital Lease Obligations, to the extent treated as interest in accordance with GAAP.

“Interest Coverage Ratio” means, with respect to any fiscal quarter, the ratio of (i) the sum of the Consolidated EBITDAX of Holdings for the trailing four fiscal quarter period ending on the last day of such fiscal quarter to (ii) the sum of the Consolidated Interest Expense of Holdings for the trailing four fiscal quarter period ending on the last day of such fiscal quarter.

1.3                   Deleted Definition.  The defined term “Leverage Ratio” located in Section 1.01 of the Credit Agreement shall be and it hereby is deleted in its entirety.

1.4                               Interest Coverage Ratio. Section 7.12 of the Credit Agreement shall be and it hereby is amended and restated in its entirety to read as follows:

Section 7.12                            Interest Coverage Ratio.  At the end of each fiscal quarter ending on or after June 30, 2011, the Interest Coverage Ratio will not be less than 2.50 to 1.0.

SECTION 2.                            Conditions.  The amendments to the Credit Agreement contained in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.

2.1               Execution and Delivery.  Each Credit Party, the Majority Lenders, and the Administrative Agent shall have executed and delivered this Amendment.

2.2               No Default.  No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment.

2.3               Other Documents.  The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request, and all such documents shall be in form and substance reasonably satisfactory to the Administrative Agent.

SECTION 3.                            Representations and Warranties of Credit Parties.  To induce the Lenders to enter into this Amendment, each Credit Party hereby represents and warrants to the Lenders as follows:

3.1               Reaffirmation of Representations and Warranties/Further Assurances.  After giving effect to the amendments herein, each representation and warranty of such Credit Party contained in the Credit Agreement and in each of the other Loan Documents is true and correct in all material respects as of the date hereof (except to the extent such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date).

3.2               Corporate Authority; No Conflicts.  The execution, delivery and performance by each Credit Party of this Amendment are within such Credit Party’s corporate or other organizational powers, have been duly authorized by necessary action, require no action by or in respect of, or filing with, any court or agency of government and do not violate or constitute a default under any provision of any applicable law or other agreements binding upon any Credit Party or result in the creation or imposition of any Lien upon any of the assets of any Credit Party except for Permitted Liens and otherwise as permitted in the Credit Agreement.

3.3               Enforceability.  This Amendment constitutes the valid and binding obligation of the Borrowers and each other Credit Party enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

3.4               No Default.  As of the date hereof, both before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 4.                            Miscellaneous.

4.1               Reaffirmation of Loan Documents and Liens.  Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect and are hereby in all respects ratified and confirmed by each Credit Party.  Each Borrower and each Guarantor hereby agree that the amendments and modifications herein contained shall in no manner affect or impair the liabilities, duties and obligations of any Credit Party under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.

4.2               Parties in Interest.  All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3               Legal Expenses.  Each Credit Party hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.

4.4               Counterparts.  This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.  Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.

4.5               Complete Agreement.  THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

4.6               Headings.  The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.

4.7               Governing Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of New York.

4.8               Loan Document.  This Amendment shall constitute a Loan Document for all purposes and in all respects.

[Remainder of page intentionally blank.

Signature pages follow.]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective authorized officers to be effective as of the date first above written.

BORROWERS:

ANTERO RESOURCES CORPORATION

ANTERO RESOURCES PICEANCE CORPORATION

ANTERO RESOURCES PIPELINE CORPORATION

ANTERO RESOURCES APPALACHIAN CORPORATION

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Treasurer and Vice President,
Administration and Accounting

RESTRICTED SUBSIDIARIES:

ANTERO RESOURCES FINANCE CORPORATION

By:	/s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Treasurer and Vice President,
Administration and Accounting

ANTERO RESOURCES BLUESTONE LLC

By:	s/ Alvyn A. Schopp
	Name:	Alvyn A. Schopp
	Title:	Vice President — Accounting & Administration/Treasurer

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Brian Orlando
	Name:	Brian Orlando
	Title:	Authorized Officer

WELLS FARGO BANK, N.A.,
as Syndication Agent and a Lender

By:	/s/ Oleg Kogan
	Name:	Oleg Kogan
	Title:	Director

BANK OF SCOTLAND PLC,
as Co-Documentation Agent and a Lender

By:	/s/ Julia R. Franklin
	Name:	Julia R. Franklin
	Title:	Assistant Vice President

BNP PARIBAS,
as Co-Documentation Agent and a Lender

By:	/s/ Russell Otts
	Name:	Russell Otts
	Title:	Director

By:	/s/ Matt Turner
	Name:	Matt Turner
	Title:	Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Co-Documentation Agent and a Lender

By:	/s/ Mark A. Roche
	Name:	Mark A. Roche
	Title:	Managing Director

By:	/s/ Sharada Manne
	Name:	Sharada Manne
	Title:	Director

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Co-Documentation Agent and a Lender

By:	/s/ Michael Getz
	Name:	Michael Getz
	Title:	Vice President

By:	/s/ Evelyn Thierry
	Name:	Evelyn Thierry
	Title:	Director

UNION BANK, N.A.,
as Co-Documentation Agent and a Lender

By:	/s/ Jarrod Bourgeois
	Name:	Jarrod Bourgeois
	Title:	Vice President

BARCLAYS BANK PLC,
as a Lender

By:	/s/ Vanessa A. Kurbatskiy
	Name:	Vanessa A. Kurbatskiy
	Title:	Vice President

COMERICA BANK,
as a Lender

By:	/s/ Paul J. Edmonds
	Name:	Paul J. Edmonds
	Title:	VicePresident

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
as a Lender

By:	/s/ Nupur Kumar
	Name:	Nupur Kumar
	Title:	Vice President

By:	/s/ Rahul Parmar
	Name:	Rahul Parmar
	Title:	Associate

KEY BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David Morris
	Name:	David Morris
	Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:
Name:
Title:

GUARANTY BANK AND TRUST COMPANY,
as a Lender

By:	/s/ Gail J. Nofsinger
	Name:	Gail J. Nofsinger
	Title:	Senior Vice President